Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Supports Epidermolysis Bullosa Awareness Week

Vancouver, BC – October 26, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development and manufacturing of rare cannabinoids, announces it is supporting initiatives to raise awareness of epidermolysis bullosa, a group of rare genetic connective tissue disorders. Epidermolysis Bullosa Global Awareness Week is October 25-31, 2022.

Alexandra Mancini, Senior Vice President of Clinical and Regulatory Affairs for InMed commented, “In severe cases of epidermolysis bullosa, or EB, the very fragile skin tears easily and forms painful blisters and open wounds that do not heal quickly. EB is a very important but rare disease that does not get the attention it deserves. EB Awareness Week is an opportunity for the community to come together to raise awareness about epidermolysis bullosa to foster the necessary research and resources to work towards better treatments and, eventually, a cure to improve the lives of those with EB. InMed has undertaken a Phase 2 study in patients with EB in the hope that its cannabinol cream will provide important symptom benefit.”

Throughout EB Awareness Week, InMed will be raising awareness and supporting the EB community through education and sharing personal EB stories via its social media channels. Help InMed support EB patients, families and advocate organizations by spreading awareness and following the work of important organizations such as DEBRA of America, DEBRA Canada, DEBRA International and EB Research Partnership.

What is epidermolysis bullosa?

Epidermolysis bullosa, or EB, is a group of rare genetic skin diseases characterized by fragile skin that can lead to extensive blistering and wounding. It affects skin and mucous membranes, particularly of the gastrointestinal tract, genitourinary and respiratory systems. It is a debilitating disease affecting a small number of people, thus earning it an orphan-disease status. The disease has no definitive cure and all currently approved treatments are directed towards symptom relief. Learn more: https://www.inmedpharma.com/learn/what-is-epidermolysis-bullosa/.

Learn more about InMed’s INM-755 EB study:

https://www.inmedpharma.com/pharmaceutical/inm-755-for-epidermolysis-bullosa/

About InMed: InMed Pharmaceuticals is a global leader in the pharmaceutical research, development and manufacturing of rare cannabinoids and cannabinoid analogs, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs.  We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations & Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: undertaking a Phase 2 study in patients with EB in the hope that its cannabinol cream will provide important symptom benefit; being a global leader in the research, development, manufacturing and commercialization of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.